IMMEDIATE RELEASE

AAM Statement on Media Speculation

DETROIT, November 4, 2022 – AAM is aware of the media activity regarding the company on November 3rd. While our long-standing policy is to not publicly comment on market rumors and media speculation, we feel it is important to state that we are not engaged in any discussions to sell the company and that we are not otherwise for sale.

In the ordinary course of executing on our strategic plan, we continuously monitor market conditions and assess industry developments and we regularly consider strategic opportunities that serve the best interests of the company (including our customers and associates) and its shareholders.

AAM does not intend to make any further comment or respond to any inquiries unless or until it determines that further disclosure is appropriate or necessary.

About AAM

As a leading global Tier 1 Automotive and Mobility Supplier, AAM (NYSE: AXL) designs, engineers and manufactures Driveline and Metal Forming technologies to support electric, hybrid and internal combustion vehicles. Headquartered in Detroit with nearly 85 facilities in 18 countries, AAM is bringing the future faster for a safer and more sustainable tomorrow. To learn more, visit aam.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include factors detailed in the reports we file with the SEC, including those described under “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this communication. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

For more information:

Investor Contact

David H. Lim

Head of Investor Relations

(313) 758-2006

david.lim@aam.com

Media Contact

Christopher M. Son

Vice President, Marketing & Communications

(313) 758-4814

chris.son@aam.com

Or visit the AAM website at www.aam.com.